                                                                      EXHIBIT 11






                       COMPUTATION OF PER SHARE EARNINGS

                     COVANSYS CORPORATION AND SUBSIDIARIES
                           NET LOSS PER COMMON SHARE
                                  (UNAUDITED)


                                                                          Three Months Ended
                                                                              September 30,
                                                                          -------------------
                                                                           2001        2000
                                                                          -----      --------
Weighted average number of shares of Common Stock outstanding..........   28,640       33,949

Net loss...............................................................   $  (46)    $ (4,836)
                                                                          ======     ========
Net loss per common share..............................................   $   -      $  (0.14)
                                                                          ======     ========




                                                                            Nine Months Ended
                                                                              September 30,
                                                                          --------------------
                                                                           2001        2000
                                                                          -----      ---------
Weighted average number of shares of Common Stock outstanding..........     28,640      33,949

Net loss...............................................................   $(15,379)  $ (26,050)
                                                                          ========   =========
Net loss per common share..............................................   $  (0.53)  $   (0.74)
                                                                          ========   =========







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